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Eastern Bank

                                                     May 20, 1999


International Electronics, Inc.
427 Turnpike Street
Canton, Massachusetts 02021
Attn:  John Waldstein, President and Treasurer

Gentlemen:

         Reference is made to our Demand Loan and Security Agreement Accounts Receivable and Inventory dated February 28, 1997, together with all amendments and additions thereto (hereinafter called the "Agreement"). Notwithstanding the provisions of the Agreement, it is agreed, effective immediately, that the Agreement shall be amended as follows:

         1. Section 5.A. of the Agreement is hereby stricken in its entirety and the following new Section 5.A. substituted therefor:


               "A. Subject to the terms and provisions of this Agreement, the Bank hereby establishes a discretionary revolving line of credit in Borrower's favor in the amount set forth below, as determined by Bank from time to time hereafter. Bank may make such loans to Borrower, based upon such facts and circumstances existing at the time of the request, as from time to time Bank elects to make which are secured by Borrower's Inventory, Accounts and all other Collateral and the proceeds thereof. Without limiting the discretionary nature of Bank's obligation to make loans hereunder, or the demand feature of any loans that Bank does make hereunder, Borrower agrees that the aggregate unpaid principal of all direct loans plus the sum of the aggregate amount undrawn on all letters of credit and acceptances shall not exceed the sum of One Million ($1,000,000.00) Dollars. All such loans shall bear interest and at the option of Bank shall be evidenced by demand notes in form satisfactory to Bank, but in the absence of notes shall be conclusively evidenced by the Bank's record of disbursements and repayments and shall be payable ON DEMAND. Interest will be charged to Borrower at a fluctuating rate which is the daily equivalent to the Base Rate in effect from time to time, or at such other rate agreed on from time to time by the parties, upon any balance owing to Bank at the close of each day and shall be payable monthly in arrears, on the first day of each month, until the Bank makes demand. The rate of interest payable by Borrower shall be changed effective as of that date in which a change in the Base Rate becomes effective. Interest shall be computed on the basis of the actual number of days elapsed over a year of three hundred sixty (360) days. The term "Base Rate" as

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         used herein and in any supplement and amendment hereto shall mean the rate of interest announced from time to time by Bank, at its head office, as its Base Rate, it being understood that such rate is a reference rate and not necessarily the lowest rate of interest charged by the Bank. The Base Rate on the date hereof is agreed to be seven and three-quarters (7 3/4%) percent."

         2. Section 6 of the Agreement is hereby stricken in its entirety and the following new Section 6 substituted therefor:

                  "6. DEFINITION OF QUALIFIED ACCOUNT. This section has been intentionally reserved."

         3. Section 7 of the Agreement is hereby stricken in its entirety and the following new Section 7 substituted therefor:

                  "7. DEFINITION OF ELIGIBLE INVENTORY. This section has been intentionally reserved."

         4. Section 13(d) of the Agreement is hereby stricken in its entirety and the following new Section 13(d) substituted therefor:

                  "(d) Borrower will at all times keep accurate and complete records of Borrower's Inventory, Accounts and other Collateral, and Bank, or any of its agents, shall have the right to call at Borrower's place or places of business at intervals to be determined by Bank, and without hindrance or delay, to inspect, audit, check, and make extracts from any copies of the books, records, journals, orders, receipts, correspondence which relate to Borrower's Accounts, and other Collateral or other transactions, between the parties thereto and the general financial condition of Borrower and Bank may remove any of such records temporarily for the purpose of having copies made thereof. Absent the occurrence of an Event of Default which is continuing, Borrower shall not be obligated to pay to Bank an audit fee in connection with any such audit or inspection."

         5. Section 14(a) of the Agreement is hereby stricken in its entirety and the following new Section 14(a) substituted therefor:

                  "(a) (Debt to Worth) permit the aggregate amount of its indebtedness to be more than one and one-half (1 1/2) times the amount of its tangible net worth on the last day of any fiscal year beginning with the fiscal year ending August 31, 1998, or the last day of the month of February, 1999, commencing February 28, 1999;"

         6. The Agreement is hereby amended by adding the following new Section 14(m) thereto:



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                  "(m) (Minimum Net Earnings) permit the net after tax earnings of Borrower for the six (6) month period ending on the last day of February of each year or the twelve (12) month period ending on the last day of August of each year to be less than One ($1.00) Dollar."

         Kindly note that the alterations contained herein do not in any way alter, release or change any other sections contained in the Agreement.

         Please acknowledge your agreement to the foregoing by signing the enclosed copy of this letter and returning the same to the undersigned.

                                Very truly yours,

                                EASTERN BANK


                                By: /s/ Alan Roberts
                                   ----------------------------
                                   Alan Roberts, Vice President

UNDERSTOOD AND AGREED TO:

INTERNATIONAL ELECTRONICS, INC.


By: /s/ John Waldstein
   ------------------------------------------------------
      John Waldstein, President and Treasurer


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